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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2003

SMURFIT-STONE CONTAINER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23876 (Commission File Number)	43-1531401 (I.R.S. Employer Identification No.)
	150 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)

(312) 346-6600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On January 27, 2003, Smurfit-Stone Container Corporation issued a press release announcing that the company has signed a letter of intent with Jefferson Smurfit Group ("JS Group"), formerly Smurfit-Stone's largest shareholder, under which Smurfit-Stone will exchange its European packaging operations and receive JS Group's 50% ownership in Smurfit-MBI, a Canadian packaging business, and a payment from JS Group of approximately US$190 million. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

  (C)
  Exhibits:

      99.1      Press Release dated January 27, 2003.

      99.2*    Press Release dated January 29, 2003.

Item 9. Regulation FD Disclosure.

        On January 29, 2003, Smurfit-Stone issued a press release reporting its earnings for the fourth quarter of 2002 and the full year ended December 31, 2002. A copy of the press release is attached hereto as Exhibit 99.2.

*
The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMURFIT-STONE CONTAINER CORPORATION
Dated: January 29, 2003	By:	/s/ CRAIG A. HUNT
	Name:	Craig A. Hunt
	Title:	Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 27, 2003.
99.2*	Press Release dated January 29, 2003.

*
The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURES
Exhibit Index